Exhibit 1.1

8,700,000 Shares of Class A Common Stock

LIBERTY OILFIELD SERVICES INC.

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

February 8, 2021

February 8, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Each entity named in Schedule II hereto (the “Selling Shareholders”) proposes severally to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,700,000 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Liberty Oilfield Services Inc., a Delaware corporation (the “Company”) (the “Firm Shares”), with each Selling Shareholder to sell the amount of Firm Shares set forth opposite such Selling Shareholder’s name in Schedule II hereto.

The Selling Shareholders also propose severally to sell to the several Underwriters in the aggregate not more than an additional 1,305,000 shares of Class A Common Stock (the “Additional Shares”), with each Selling Shareholder to sell up to the amount of Additional Shares set forth opposite such Selling Shareholder’s name in Schedule II hereto, if and to the extent the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

2,622,158 of the Firm Shares and 393,323 of the Additional Shares to be sold by the Selling Shareholders consist of currently issued and outstanding shares of Class A Common Stock. 6,077,842 of the Firm Shares and 911,677 of the Additional Shares to be sold by the Selling Shareholders consist of shares of Class A Common Stock that are issuable upon redemption of units representing limited liability company interests (the “Liberty LLC Units”) of Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company (“Liberty LLC”), together with the redemption of an equal number of shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), of the Company, pursuant to the Second Amended and Restated Limited Liability Company Operating Agreement of Liberty LLC (the “Liberty LLC Agreement”), immediately prior to the Delivery Date (as hereinafter defined) on which the Shares are to be sold (any such redemption being hereinafter referred to as a “Redemption Transaction” and any such Shares issued in a Redemption Transaction hereinafter referred to as “Redemption Shares”). In order to exercise their redemption right pursuant to the terms of the Liberty LLC Agreement, one of the Selling Shareholders has delivered a Redemption Notice (as defined in the Liberty LLC Agreement) to the Company and Liberty LLC.

Liberty Oilfield Services Holdings LLC is herein referred to as “Liberty Holdings.” Liberty Oilfield Services LLC (“LOS LLC”), LOS Cibolo RE Investments, LLC, ST9 Gas and Oil LLC, LOS Odessa RE Investments, LLC, LOS Canada Holdings Inc., LOS Canada Operations ULC, LOS Solar Acquisition LLC, LOS Monahans LLC and LOS Kermit LLC are collectively referred to herein as the “Operating Subsidiaries.” The Company and Liberty LLC are hereinafter referred to as the “Liberty Parties.” The Liberty Parties and the Operating Subsidiaries are hereinafter referred to as the “Liberty Entities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-232580), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offer and sale of the Shares. Such registration statement, as amended through the date hereof, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” Any preliminary prospectus supplement that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus is hereafter called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, together with the Base Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, Base Prospectus, preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, Base Prospectus, preliminary prospectus or Prospectus, as the case may be.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus and any preliminary prospectus, as amended or supplemented, and the pricing information set forth in Schedule III hereto, “Time of Sale” means 8:00 P.M., New York City time, on February 8, 2021, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Liberty Parties. The Liberty Parties represent and warrant to and agree with each of the Underwriters that:

(a)

Registration Statement. The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective upon filing with the Commission under the Securities Act not more than three years prior to the date hereof. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form or any post-effective amendment thereto. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Exchange Act.

(b)

Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance upon the exemption from Section 5(c) of the Securities Act set forth in Rule 163 under the Securities Act, and (iv) at the Time of Sale, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(c)

No Material Misstatements or Omissions. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the applicable Delivery Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described in Section 15 herein; and (vi) there are no contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

Free Writing Prospectus. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)

Ineligible Issuer. (A) At the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Operating Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)

Formation, Good Standing and Foreign Qualifications of the Liberty Entities. Each of the Liberty Entities has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of formation with all necessary corporate or limited liability company, as the case may be, power and authority to own or lease its property and to conduct its business, in all material respects, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Liberty Entities is duly registered or qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not be likely to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Liberty Entities, taken as a whole (“Material Adverse Effect”).

(g)

Duly Authorized and Validly Issued Shares of Class A Common Stock and Class B Common Stock. The 158,990,673 outstanding shares of Class A Common Stock, including the Shares (other than the Redemption Shares), and the 20,550,282 outstanding shares of Class B Common Stock have been duly authorized and validly issued in accordance with the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company (collectively, the “Company Organizational Documents”) and are fully paid and non-assessable. At the applicable Delivery Date, the Redemption Shares will be duly authorized and validly issued in accordance with the Company Organizational Documents and will be fully paid and non-assessable.

(h)

Capitalization. After giving effect to the offering of the Firm Shares as contemplated herein (including the Redemption Transaction related thereto and assuming no purchase by the Underwriters of the Additional Shares), the issued and outstanding equity interests of the Company will consist of 165,068,515 shares of Class A Common Stock and 14,472,440 shares of Class B Common Stock, which will be the only equity interests of the Company issued and outstanding as of the Closing Date.

(i)

Ownership of Liberty LLC. After giving effect to the offering of the Firm Shares as contemplated herein (including the Redemption Transaction related thereto and assuming no purchase by the Underwriters of the Additional Shares), the Company owns a managing member interest in

Liberty LLC and 14,472,440 Liberty LLC Units; such managing member interest and Liberty LLC Units have been duly authorized and validly issued in accordance with the Liberty LLC Agreement and are fully paid (to the extent required under the Liberty LLC Agreement) and non-assessable (except with respect to the Liberty LLC Units, as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “DLLCA”)); and such managing member interest and Liberty LLC Units are owned by the Company free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except (A) Liens under (i) the Credit Agreement, dated September 19, 2017, by and among Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Citibank, N.A., as joint lead arrangers, Wells Fargo Bank, National Association, as book runner, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, the lender parties thereto, Liberty Holdings, as parent and LOS LLC and LOS Acquisition Co I LLC (“LOS Acquisition”), each as a borrower and (ii) the Credit Agreement, dated September 19, 2017, by and among LOS LLC and LOS Acquisition, each as a borrower, Liberty Holdings, as parent guarantor and U.S. Bank National Association as agent (as amended and supplemented, the “Credit Agreements”) and (B) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)

Ownership of the Operating Subsidiaries. Liberty LLC owns 100% of the limited liability company, unlimited liability company or corporate interests, as applicable, in each of the Operating Subsidiaries; such limited liability company, unlimited liability company or corporate interests, as applicable, have been duly authorized and validly issued in accordance with the limited liability company, unlimited liability company or corporate agreements of each Operating Subsidiary (as the same may be amended or restated, the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable Operating Subsidiary Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA or Section 101.206 of the Texas Business Organizations Code, as applicable); and such limited liability company interests are owned by Liberty LLC, free and clear of all Liens, except (A) Liens under the Credit Agreements and (B) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)

No Other Subsidiaries. Except for the Company’s ownership, directly or indirectly, of the limited liability company interests in Liberty LLC and each of the Operating Subsidiaries, the Company does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act.

(l)

Conformity of the Securities to Descriptions. The Class A Common Stock, including the Shares currently issued and the Redemption Shares that will be issued in the Redemption Transactions, and the Class B Common Stock conform in all material respects as to legal matters to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m)

Authority. Each of the Liberty Parties has all requisite corporate or limited liability company, as applicable, power and authority, to execute and deliver this Agreement and to perform its obligations hereunder. The Company has all requisite corporate power and authority to issue the Redemption Shares in accordance with and upon the terms and conditions set forth in this Agreement and the Company Organizational Documents and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. At each Delivery Date, all corporate or limited liability company action, as applicable, required to be taken by any of the Liberty Parties or any of their securityholders or members for the authorization and issuance of the Redemption Shares and the authorization, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(n)	Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Liberty Parties.

(o)

No Conflicts. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the execution, delivery and performance of this Agreement by the Liberty Parties and the consummation of the transactions contemplated by this Agreement by the Liberty Parties (including the Redemption Transactions and the issuance of the Redemption Shares) (A) constitutes or will constitute a violation of the organizational documents of any of the Liberty Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Liberty Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the Liberty Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Liberty Entities, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Liberty Parties to perform their respective obligations under this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(p)

No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Liberty Entities or any of their respective properties is required in connection with the execution, delivery and performance of this Agreement by the Liberty Parties and the consummation by the Liberty Parties of the transactions contemplated by this Agreement (including the Redemption Transactions and the issuance of the Redemption Shares), except for (A) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the Exchange Act, and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Shares in the manner contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (B) such that have been, or on or prior to the Delivery Date will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, be expected have a Material Adverse Effect or materially impair the ability of any of the Liberty Parties to consummate the transactions contemplated by this Agreement (including the Redemption Transactions and the issuance of the Redemption Shares) or perform their respective obligations under this Agreement.

(q)

No Default. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Liberty Entities is in (i) violation of its organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Liberty Parties to perform their respective obligations under this Agreement (including the Redemption Transactions and the issuance of the Redemption Shares).

(r)

Absence of Legal Proceedings. There are no legal or governmental proceedings pending or threatened to which any Liberty Entity is a party or to which any of the properties of any Liberty Entity is subject other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect or materially impair the power or ability of any Liberty Entity to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s)

Preliminary Prospectus. Each preliminary prospectus, if any, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t)

Investment Company Act. None of the Liberty Entities is, and after giving effect to the offering and sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will be, required to register as an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)

Environmental Compliance. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Liberty Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Materials, as defined below) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), (ii) has timely applied for or received all permits required of it under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such received permits (iv) is not subject to any written or, to the knowledge of the Liberty Entities, threatened adverse claim by any governmental agency or government body or other person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the Liberty Entities, does not have any liability in connection with the release into the environment of any Hazardous Material, except where such failure to comply with Environmental Laws in clause (i) above, such failure to receive required permits in clause (ii) above, such failure to comply with the terms and conditions of such permits in clause (iii) above, and such claims in clause (iv) above would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any applicable law designed to protect the environment. In the ordinary course of their businesses, each of the Liberty Entities periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each of the Liberty Entities has reasonably concluded that, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such associated costs and liabilities relating to the Liberty Entities would not, individually or in the aggregate, have a Material Adverse Effect.

(v)

Environmental Costs. To the knowledge of the Liberty Entities, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(w)

Distribution Restrictions. None of Liberty LLC or the Operating Subsidiaries are prohibited, directly or indirectly, from making any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company or its affiliates any loans or advances to such subsidiary from the Company or its affiliates or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such subsidiary’s jurisdiction of formation and the Liberty LLC Agreement and the Operating Subsidiary Organizational Documents, as applicable, (iii) such prohibitions arising under the debt agreements of such subsidiaries, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets and (v) where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(x)

No Preemptive Rights or Options. Except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or as contained in the relevant organizational documents of each of the Liberty Entities, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Class A Common Stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Class A Common Stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares. Except for options granted pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans in effect as of the date of this Agreement, and except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus, there are no outstanding options or warrants to purchase any capital stock, limited liability company interests or other equity interests of any of the Liberty Entities.

(y)

No Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(z)

Foreign Corrupt Practices Act; Corruption of Foreign Public Officials Act (Canada). (i) None of the Liberty Entities nor any of their subsidiaries or affiliates, or any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Liberty Entities or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Liberty Entities and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(aa)

No Conflict with Anti-Money Laundering Laws. The operations of each of the Liberty Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Liberty Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Liberty Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Liberty Entities, threatened.

(bb)

OFAC. (i) None of the Liberty Entities, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of any of the Liberty Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

For the past 5 years, the Liberty Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc)

Absence of Certain Changes. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Liberty Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) none of the Liberty Entities have purchased any of its outstanding capital stock or limited liability interests, as applicable, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or limited liability interests, as applicable, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or limited liability interest, as applicable, long-term debt of the Liberty Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively. There has not occurred any event that has resulted in a Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd)

Title to Properties. Each of the Liberty Entities has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Liberty Entities, in each case free and clear of all Liens except such as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Liberty Entities; and any real property and buildings held under lease by the Liberty Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Liberty Entities, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)

Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Liberty Entities own or possess, or as far as the Liberty Entities know, can acquire on reasonable terms, all material patent rights, and rights in copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary and confidential information), trademarks, service marks and trade names currently employed by them in connection with and necessary for the business now operated by them, and (ii) none of the Liberty Entities have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff)

Cybersecurity; Data Privacy. The Liberty Entities’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (the “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Liberty Entities as currently conducted, except as would not be expected to, individually or in the aggregate, have a Material Adverse Effect. The Liberty Entities (i) have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses except as would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) to the knowledge of Liberty, there have been no breaches, violations, outages or unauthorized uses of or accesses to same (nor any incidents under internal review or investigations relating to the same), except for those that have been remedied without material cost or liability or the duty to notify any other person. The Liberty Entities are presently in compliance, in all material respects, with all applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(gg)

Absence of Labor Dispute. No material labor dispute with the employees of any of the Liberty Entities exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, have a Material Adverse Effect.

(hh)

Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Liberty Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. None of the Liberty Entities has been refused any insurance coverage sought or applied for; and none of the Liberty Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ii)

Licenses and Permits. Each of the Liberty Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such permits that, if revoked or terminated, would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)

Books and Records; Accounting Controls. The Liberty Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk)

Disclosure Controls. The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure, and (ii) are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 under the Exchange Act.

(ll)

Sarbanes-Oxley Act of 2002. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm)

Financial Statements. As of September 30, 2020, the Company had, on the combined basis indicated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules)

and other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved, except to the extent disclosed therein. The financial statements of OneStim (as defined below) included or incorporated by reference in the in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the information set forth therein, have been prepared in conformity with U.S. GAAP, in all material respects, consistently applied throughout the periods involved and otherwise have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-05 of Regulation S-X. The historical financial and operating data incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) are prepared on a basis consistent with the audited historical combined financial statements financial statements, as applicable, from which they have been derived and fairly present in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been presented and prepared on a basis consistent in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and, subject to such rules and guidelines, have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules of the Company are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. All disclosures included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(nn)

Independent Registered Accounting Firm. Deloitte & Touche LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and certain financial statements of the OneStim business (“OneStim”) acquired by the Company from certain affiliates of Schlumberger Limited, as the case may be, whose report appears in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who have delivered the initial letters referred to in Section 6(h) hereof, are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board.

(oo)

Exempted Securities. Except in connection with the Redemption Transactions or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Class A Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp)

Market Stabilization. None of the Liberty Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(qq)

Statistical Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Liberty Entities believe to be reliable and accurate in all material respects.

(rr)

Disclosure. The statements made in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Business—Environmental and Occupational Safety and Health Matters,” “Certain Relationships and Related Transactions, and Director Independence,” “Dividend Policy,” “Description of Capital Stock” and “Certain ERISA Considerations,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents, descriptions of the Class A Common Stock, Class B Common Stock and Liberty LLC Units, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ss)

No Distribution of Other Offering Materials. None of the Liberty Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus, any prospectus identified in Schedule III hereto to which the Representatives have consented in accordance with this Agreement, and any other materials, if any, permitted by the Securities Act, including Rule 134 thereunder.

(tt)	Listing on the New York Stock Exchange. The Shares are listed on the New York Stock Exchange (the “NYSE”).

(uu)

Affiliations. (vv) To the knowledge of the Liberty Entities, there are no affiliations or associations between (i) any member of FINRA and (ii) the Liberty Entities or any of their respective officers, directors or 5% or greater security holders, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(ww)

Relationships. No relationship, direct or indirect, exists between or among any Liberty Entity, on the one hand, and the directors, officers, equity holders, affiliates, customers or suppliers of any Liberty Entity, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described.

(xx)

Brokers. There are no contracts, arrangements or understandings (other than this Agreement) between any Liberty Entity and any person that would give rise to a valid claim against any Liberty Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(yy)

Tax Returns. Each of the Liberty Entities has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company). No tax deficiency has been determined adversely to any Liberty Entity which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no Liberty Entity has any notice or knowledge of any tax deficiencies which could reasonably be expected to be determined adversely to the Liberty Entities and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(zz)

ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any of its Subsidiaries would have, directly or indirectly, any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Sections 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification.

Any certificate signed by any officer of any of the Liberty Parties and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Liberty Parties, as to matters covered thereby, to the Underwriters.

2. Representations and Warranties of each Selling Shareholder. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) Existence and Qualification. Such Selling Shareholder is validly existing and in good standing as a limited partnership under the laws of its jurisdiction of organization.

(b) Authority and Authorization. Such Selling Shareholder has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. Such Selling Shareholder has all requisite limited partnership or limited liability company, as applicable, power and authority to sell and deliver the Shares to be sold by such Selling Shareholder, in accordance with and upon the terms and conditions set forth in this Agreement and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. At each

Delivery Date, all limited partnership action required to be taken by such Selling Shareholder or its respective partners for the sale and delivery of the Shares to be sold by such Selling Shareholder and the consummation of any other transactions contemplated by this Agreement and the consummation of any other transactions contemplated by this Agreement shall have been validly taken.

(c) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(d) No Conflicts; No Consents. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of (i) the offering and sale by such Selling Shareholder of the Shares to be sold by such Selling Shareholder, if any, (ii) the application of the net proceeds therefrom, (iii) the execution, delivery and performance of this Agreement, or (iv) the Redemption Transactions will contravene (A) any provision of law applicable to such Selling Shareholder, (B) the organizational documents of such Selling Shareholder, (C) any agreement or other instrument binding upon such Selling Shareholder or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, which contravention, in the case of clauses (A), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement, or perform its obligations hereunder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, or the consummation by such Selling Shareholder of the transactions contemplated hereunder except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (y) such that have been, or on or prior to the Closing Date will be, obtained or made, and (z) such that, if not obtained, would not, individually or in the aggregate, be expected have a Material Adverse Effect or materially impair the ability of such Selling Shareholder to perform its obligations under this Agreement.

(e) Title to the Shares. Upon completion of the applicable Redemption Transactions, such Selling Shareholder will have on each Delivery Date on which such Selling Shareholder is selling shares, a valid title to, or a valid “security entitlement” (as defined in Section 8-102(a)(17) of the New York Uniform Commercial Code (the “UCC”)) pursuant to Section 8-501 of the UCC in respect of, the Shares to be sold by such Selling Shareholder, free and clear of all Liens.

(f) Registration with DTC. Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters at DTC

(assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102(a)(1) of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s registry in accordance with the Company Organizational Documents, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(6) of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g) Registration Statement. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares to be sold by such Selling Shareholder in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that such information is limited to the name of such Selling Shareholder, the number of offered Shares by such Selling Shareholder and the address and other information with respect to such Selling Shareholder that appear in the footnotes under the caption “Principal and Selling Shareholders” in the Registration Statement, any Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendment or supplement thereto (collectively, the “Selling Shareholder Information”).

(h) Not Prompted to Sell. Such Selling Shareholder is not prompted to sell Shares by any information concerning the Company that is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(i) Stabilization. Neither such Selling Shareholder nor any of its affiliates have taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(j) No Distribution of Other Offering Materials. Such Selling Shareholder has not distributed and, prior to the later to occur of the final Delivery Date and completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and any other materials, if any, permitted by the Securities Act, including Rule 134 thereunder.

(k) OFAC; Foreign Corrupt Practices Act. Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against any Person (including any participant in the offering whether as an underwriter, advisor, investor or otherwise) or (ii) or in any matter that will result in a violation of any applicable anti-corruption laws; provided that the foregoing shall not apply with respect to the distribution of proceeds of the offering to any of such Selling Shareholder’s direct or indirect partners once such proceeds are no longer under the control of such Selling Shareholder if prior to such distribution such Selling Shareholder has no knowledge that such proceeds will be used for any of the foregoing purposes.

(l) ERISA. Such Selling Shareholder is not (1) an employee benefit plan subject to ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

Any certificate signed by any officer of each Selling Shareholder and delivered to the Underwriters or counsel for such Selling Shareholder in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to the Underwriters.

3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders each hereby agree, severally and not jointly, to sell to the several Underwriters the number of Shares opposite such Selling Shareholder’s name as set forth in Schedule II hereto, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $11.24 per share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders each hereby agree, severally and not jointly, to sell to the Underwriters the Additional Shares opposite such Selling Shareholder’s name as set forth in Schedule II hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,305,000 Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. If the Underwriters elect to purchase less than all of the Additional Shares, the Additional Shares actually purchased from each Selling Shareholder shall be reduced, pro rata, based on the proportion of the number of Additional Shares set forth in the notice delivered pursuant to the preceding sentence compared to the total number of Additional Shares set forth in this Agreement. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. If the date of exercise of the option is two or more business days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date (as defined below). On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $11.45 a share (the “Public Offering Price”).

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City to the accounts designated by the applicable Selling Shareholder against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on February 11, 2021, or at such other time on the same or such other date not later than February 11, 2021, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City to the accounts designated by the applicable Selling Shareholder against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than five business days after such date specified in the corresponding notice, as shall be designated in writing by you.

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid against payment of the Purchase Price therefor. The Closing Date and any Option Closing Date are each sometimes referred to herein as a “Delivery Date.”

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Baker Botts L.L.P. at 910 Louisiana Street, Houston, Texas 77002, at 9:00 A.M., New York City time, on the Closing Date or the applicable Option Closing Date, as the case may be.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on each applicable Delivery Date are subject to the conditions that the Registration Statement shall have become effective not later than 4:30 P.M., New York City time, on the date hereof, and that (i) no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the most recent preliminary prospectus, the Prospectus or any issuer free writing prospectus shall have been issued and (ii) no proceeding for that purpose shall have been instituted or, to the knowledge of the Liberty Parties, threatened by the Commission.

The several obligations of the Underwriters are subject to the following further conditions:

(a) All filings required by Rule 424 under the Securities Act shall have been timely made. All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Subsequent to the execution and delivery of this Agreement and prior to each applicable Delivery Date, to the extent applicable:

(i)

there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Liberty Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)

there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Liberty Entities, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c) The Underwriters shall have received on each applicable Delivery Date a certificate, dated the applicable Delivery Date and signed by the Chief Financial Officer and General Counsel, to the effect that such officers have examined the Registration Statement, the Time of Sale Prospectus and the Prospectus and this Agreement and that: (i) the condition set forth in Section 6(b)(i) above has been fully satisfied; (ii) (A) the representations and warranties of the Liberty Parties contained in this Agreement are true and correct as of the applicable Delivery Date and (B) the Liberty Parties have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the applicable Delivery Date; and (iii) since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on each applicable Delivery Date a certificate, dated the applicable Delivery Date and signed by an authorized representative of each Selling Shareholder, to the effect that such representative has examined the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement and that (a) the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the applicable Delivery Date and (b) such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the applicable Delivery Date.

The representative signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on each applicable Delivery Date an opinion of Vinson & Elkins L.L.P., counsel for the Liberty Parties, addressed to the Underwriters, and dated the applicable Delivery Date, substantially in the form attached hereto as Exhibit A-1.

(f) The Underwriters shall have received on each applicable Delivery Date an opinion of Willkie Farr & Gallagher LLP, counsel for the Selling Shareholders, addressed to the Underwriters, and dated the applicable Delivery Date, substantially in the form attached hereto as Exhibit A-2.

(g) The Underwriters shall have received on each applicable Delivery Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, addressed to the Underwriters, and dated the applicable Delivery Date, in form and substance satisfactory to the Representatives.

(h) The Underwriters shall have received, on each of the date hereof and each Delivery Date, letters dated the date hereof or the applicable Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, any additional time of purchase, in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on each applicable Delivery Date shall use a “cut-off date” no more than three business days prior to such Delivery Date.

(i) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(j) The Representatives shall have received prior to the date hereof duly executed “lock-up” agreements, each substantially in the form of Exhibit B, of the persons and entities named in Schedule IV hereto, relating to sales and certain other dispositions of shares of Class A Common Stock or certain other securities, and each shall be in full force and effect on the Closing Date.

(k) FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(l) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of any Delivery Date, as the Representatives may reasonably request.

(m) The Company and the Selling Shareholders each shall have furnished to the Underwriters, at the time this Agreement is executed and delivered and on each applicable Delivery Date, such further information, opinion, certificates, letters and documents as the Representatives may have reasonably requested, including a certificate of the Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit C.

All such opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Selling Shareholders shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Liberty Entities, the due authorization and valid issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

7. Covenants of the Company. The Liberty Parties, severally and jointly, covenant with each Underwriter as follows:

(a) To furnish to the Representatives and counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(b) To advise you promptly of any request by the Commission for amendments or supplements to the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order or relief from such occurrence as soon as reasonably possible. Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or the Rule 462 Registration Statement to be filed with the Commission and become effective before the Shares may be sold, to use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and to pay any applicable fees in accordance with the Securities Act, as soon as reasonably possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rule).

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that no Liberty Party shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) To use its best efforts to maintain the listing of the Shares on the NYSE.

(j) For so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for the Class A Common Stock.

(k) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Common Stock or any other securities convertible into or exercisable or exchangeable for Class A Common Stock (other than the grant or issuance of Class A Common Stock, other shares, options or other awards pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or described in the most recent preliminary prospectus), (2) file any registration statement with the Commission relating to the offering of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock (other than any registration statement on Form S-8 or an amendment to any registration statement on Form S-8), (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. In addition, each of the Liberty Parties agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, waive the lockup and transfer restrictions set forth in Section 4.1(a) of the Amended and Restated Stockholders Agreement, dated December 31, 2020, by and among the Company and other parties thereto.

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of shares of Class A Common Stock upon the exercise of an option or warrant or the exchange or conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which has been disclosed in the Registration Statement, Time of Sale Prospectus or Prospectus or (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (i) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) During the offering period, not to take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale or resale of the Class A Common Stock in violation of any law, rule or regulation.

(c) To advise the Underwriters promptly, and if requested by the Underwriters, to confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, of any material change in such Selling Shareholder’s Selling Shareholder Information which comes to the attention of such Selling Shareholder.

(d) To deliver prior to the date hereof a duly executed “lock-up” letter agreement, substantially in the form of Exhibit B hereto, relating to sales and certain other dispositions of Class A Common Stock or certain other securities, and to cause such agreement to continue to be in full force and effect on the Closing Date.

(e) To deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and to undertake to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Liberty Parties agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Liberty Parties’ counsel and of the counsel for the Selling Shareholders and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by any of the Liberty Parties and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (including related fees and expenses of counsel to the Underwriters), (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Liberty Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and 50% of the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Liberty Parties and the Selling Shareholders hereunder for which provision is not otherwise made in this Section 9. It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Liberty Parties and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Liberty Parties not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Liberty Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each selling agent and affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but such indemnification shall apply only to losses, claims, damages or liabilities caused by information relating to such Selling Shareholder furnished to the Company or the Underwriters in writing by or on behalf of such Selling Shareholder expressly for use therein, it being understood and agreed upon that the only such information furnished by such Selling Shareholder consists only of such Selling Shareholder’s Selling Shareholder Information. Notwithstanding anything to the contrary in this Section 11, the liability of any Selling Shareholder under this Section 11 shall be limited to an amount equal to the aggregate Purchase Price of the Shares, if any, sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Liberty Parties, the Selling Shareholders, the Company’s directors, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any of the Selling Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholders and all persons, if any, who control the Selling Shareholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of the Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders, which obligations shall be several and not joint under this Section 11(e), and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholders or any person controlling a Selling Shareholder, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement at any time by notice given by you to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Firm Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Selling Shareholders. In any such case either you or the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Shareholders shall be unable to perform their obligations under this Agreement, the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Liberty Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this

Agreement or the offering contemplated hereunder. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each Selling Shareholder acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Selling Shareholders. The Company and each Selling Shareholder waives to the fullest extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15. Information Furnished by the Underwriters. The Company and the Selling Shareholders acknowledge that the following statements set forth in the most recent preliminary prospectus and the Prospectus: (a) the names of the Underwriters, (b) the statements set forth in the last paragraph on the cover page of the Prospectus, (c) the information contained in paragraph 10 under the caption “Underwriting” and (d) the information contained in paragraphs 12, 13 and 14 under the caption “Underwriting” constitute the only information furnished by or on behalf of the Underwriters for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any issuer free writing prospectus or in any amendment or supplement thereto.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, fax: (212) 507-8999; if to the Selling Shareholders shall be delivered, mailed or sent to 712 Fifth Avenue, 19th Floor, New York, New York 10019; and if to the Liberty Parties shall be delivered, mailed or sent to Liberty Oilfield Services Inc., 950 17th Street, Suite 2400, Denver Colorado 80202, Attention: Sean Elliott, Vice President and General Counsel.

20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purpose of this Section 20, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow.]

Very truly yours,

Liberty Oilfield Services Inc.

By:	/s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President, General Counsel and Corporate Secretary

Liberty Oilfield Services New HoldCo LLC

By:	Liberty Oilfield Services Inc., its managing member

By:	/s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President, General Counsel and Corporate Secretary

Signature Page to Underwriting Agreement

R/C Energy IV Direct Partnership, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its General Partner

By:	R/C Energy GP IV, LLC, its General Partner

/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Authorized Person

R/C IV Liberty Holdings, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By:	R/C Energy GP IV, LLC, its general partner

/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Authorized Person

Signature Page to Underwriting Agreement

Accepted as of the date hereof Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Tegh Kapur
Name: Tegh Kapur
Title: Executive Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	8,700,000

I-1

SCHEDULE II

Selling Shareholder	Number of Firm Shares To Be Sold	Maximum Number of Additional Shares To Be Sold
R/C Energy IV Direct Partnership, L.P.	2,622,158	393,323
R/C IV Liberty Holdings, L.P.	6,077,842	911,677

Total:	8,700,000	1,305,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Price to the Public: $11.45 per share of Class A Common Stock.

2.	Number of Firm Shares of Class A Common Stock offered by the Selling Shareholders: 8,700,000 shares

2.	Number of Additional Shares: 1,305,000 shares

III-1

SCHEDULE IV

Persons and Entities Delivering Lock-Up Agreements

R/C Energy IV Direct Partnership, L.P.

R/C IV Liberty Holdings, L.P.

IV-1

EXHIBIT A-1

Form of Vinson & Elkins L.L.P. Opinion

1. Each of the Liberty Parties has been duly formed or incorporated, as the case may be, and is validly existing as a limited liability company or corporation, as applicable, and is in good standing under the laws of its respective jurisdiction of formation or incorporation with full limited liability company or corporate, as applicable, power and authority necessary to own or lease its properties and to conduct its business, in each case, in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Liberty Parties is duly registered or qualified to transact business as a foreign limited liability company or corporation under the laws of each jurisdiction set forth opposite its name on Annex I.

2. Each of the Operating Subsidiaries is validly existing as a limited liability company and is in good standing under the laws of its respective jurisdiction of formation with full limited liability company power and authority necessary to own or lease its properties and to conduct its business, in each case, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Operating Subsidiaries is duly registered or qualified to transact business as a foreign limited liability company under the laws of each jurisdiction set forth opposite its name on
Annex I.

3. The Company owns such equity interests in Liberty LLC as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; such equity interests have been (a) duly authorized and validly issued in accordance with the Liberty LLC Agreement and are fully paid (to the extent required) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the DLLCA)) and (b) are owned by the Company free and clear of all Liens (other than Liens arising under or in connection with the Credit Facilities) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2021.

4. The Shares to be issued and sold by the Selling Shareholders to the Underwriters under the Underwriting Agreement have been duly authorized. The Shares (other than the Redemption Shares) are validly issued in accordance with the Company Organizational Documents and are fully paid and non-assessable and the Redemption Shares, upon the completion of the Redemption Transactions, will be validly issued in accordance with the Company Organizational Documents and will be fully paid and non-assessable.

5. The Class B Common Stock has been duly authorized and validly issued in accordance with the Company Organizational Documents and are fully paid and non-assessable.

A-1-1

6. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration rights or other similar rights created pursuant to the Company Organizational Documents or any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise; and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase or agreements or other obligations to issue, or convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company created pursuant to the Company Organizational Documents or any agreement filed as an exhibit to the Registration Statement.

7. The execution and delivery of the Underwriting Agreement by the Company does not, and the performance by the Company of its obligations under the Underwriting Agreement (including the Redemption Transactions and the issuance of the Redemption Shares) will not, (i) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement that is filed as an exhibit to the Registration Statement; (ii) violate the provisions of the Company Organizational Documents, the Liberty LLC Agreement or the Operating Subsidiary Organizational Documents; (iii) violate any federal or New York statute, rule or regulation applicable to the Company or the Delaware General Corporation Law (the “DGCL”) or the DLLCA, or (iv) result in the creation of any additional Lien upon any property or assets of the Company or its subsidiaries under the Credit Agreement except, with respect to clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; it being understood that we express no opinion in clause (iii) of this paragraph 8 with respect to any federal or state securities laws and other anti-fraud laws, rules or regulations.

8. The Underwriting Agreement has been duly authorized, executed and delivered by the Liberty Parties.

9. No consent, approval, authorization or order of, registration or qualification with any federal or New York court or governmental agency or any Delaware court or governmental agency acting pursuant to the DGCL or the DLLCA is required to be obtained or made by the Liberty Entities for the execution, delivery and performance by the Liberty Parties of the Underwriting Agreement, the compliance by the Company with the terms thereof, and the consummation of the transactions contemplated by the Underwriting Agreement (including the Redemption Transactions and the issuance of the Redemption Shares), except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Shares under the Securities Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

10. The Registration Statement became effective under the Securities Act on July 8, 2019; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

A-1-2

11. The statements made in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Business—Environmental and Occupational Safety and Health Matters,” “Description of Capital Stock” and “Certain Relationships and Related Transactions, and Director Independence,” and in the Registration Statement in Item 14, to the extent that they constitute descriptions or summaries of the terms of the Class A Common Stock or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects.

12. The Company is not, and, after giving effect to the sale of the Shares pursuant to the terms of the Underwriting Agreement, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

13. The Registration Statement, as of its latest effective date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and at the Closing Date (in each case other than (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) the other financial data derived therefrom and (iii) other financial data, in each case included in or omitted from the Registration Statement and the Prospectus, as to which we express no opinion), each appeared on its face to comply as to form in all material respects with the requirements of the Securities Act.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendment and supplement thereto and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, or express opinion regarding (other than listed in paragraph 11 above), the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, based upon the participation described above (relying as to factual matters upon statements of fact made to us by representatives of the Company), nothing has come to our attention to cause us to believe that:

(a) the Registration Statement, as of its latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Time of Sale Prospectus, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

A-1-3

(c) the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case, we do not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in or omitted from the Registration Statement, the Time of Sale Prospectus or the Prospectus, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

A-1-4

EXHIBIT A-2

Form of Willkie Farr & Gallagher LLP Opinion

1. Each Selling Shareholder has limited partnership power and authority to sell the Shares to be sold by it and to execute, deliver and perform its obligations under the Underwriting Agreement. All limited partnership action required to be taken by such Selling Shareholder for the sale and delivery of the Shares, and the execution and delivery by such Selling Shareholder of the Underwriting Agreement has been validly taken to the extent required to be taken as of the date hereof.

2. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

3. The execution and delivery by the Selling Shareholders of, and the performance by the Selling Shareholders of their obligations under, the Underwriting Agreement, and the sale of the Shares pursuant to the Underwriting Agreement will not contravene any provision of applicable law that in our experience normally would be applicable to transactions of the type contemplated by the Underwriting Agreement, or the Organizational Documents of the Selling Shareholders, except as would not reasonably be expected to have a material adverse effect on the ability of the Selling Shareholders to perform their obligations under the Underwriting Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholders of their obligations under the Underwriting Agreement, except such as may be required by the securities laws of the various states in connection with offer and sale of the Shares.

4. Upon payment for the Shares to be sold by the Selling Shareholders pursuant to the Underwriting Agreement, delivery (within the meaning of Section 8-301(b) of the UCC) of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities account (as defined in Section 8-501(a) of the UCC) at DTC of each applicable Underwriter (assuming that no Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares to which the security entitlement relates or to the Selling Shareholders’ security entitlement), (a) under Section 8-501(b)(1) of the UCC, the Underwriters will acquire a valid security entitlement (as defined in Section 8-102(a)(17) of the UCC) in respect of such Shares and (b) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement, assuming, in each case, that when such payment, delivery and crediting occur, (i) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company Organizational Documents (as defined in the Underwriting Agreement) and applicable law, (ii) DTC will be registered as a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC and (iii) appropriate entries to the securities accounts of the applicable Underwriters on the records of DTC will have been made pursuant to the UCC.

A-2-1

The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1. In connection with the opinions set forth in paragraph 3 above, we have not made any independent investigation of any domestic or foreign court, governmental or regulatory records to determine: (a) if there are any judgments, orders or decrees of any domestic or foreign court or governmental body, agency or authority having jurisdiction over the Selling Shareholders or their assets; (b) if there exists any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Underwriting Agreement or the performance by the Selling Shareholders of their obligations thereunder; or (c) if any action, suit, claim or proceeding has been filed or is pending to which any Selling Shareholder is a party.

2. We are members of the bar of the State of New York, and the opinions set forth in paragraph 4 above are (a) limited to the effect of Article 8 of the UCC, and (b) expressed as if Article 8 of the UCC applies to the opinions.

3. In connection with our opinions set forth in paragraph 4 above, we have assumed that (a) DTC is a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC and a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC, and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (b) DTC indicates by book entries that the Shares have been credited to the applicable Underwriters’ securities accounts and such Shares have been credited to the applicable Underwriters’ security accounts at DTC and (c) DTC has not adopted any rules that conflict with Article 8 of the UCC. We call to your attention that pursuant to Section 8-511(b) and 8-511(c) of the UCC, claims of creditors of any securities intermediary or clearing corporation may be given priority to the extent set forth therein. In addition, if at any time DTC does not have sufficient securities to satisfy claims of all of its entitlement holders with respect thereto, then all holders will share pro rata in the securities then held by DTC.

4. The opinions set forth in paragraph 4 above are subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (b) general principles of equity whether considered in a proceeding at law or in equity (including the possible unavailability of specific performance or injunctive relief), commercial reasonableness, conscionability, good faith and fair dealing and the discretion of a court before which a proceeding is brought.

5. The opinions expressed herein are limited to laws, statutes, orders, rules or regulations typically applicable to transactions such as the offering of the Shares contemplated by the Underwriting Agreement.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the federal securities laws of the United States as in effect on the date of this opinion.

A-2-2

EXHIBIT B

FORM OF LOCK-UP LETTER

February 8, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Representative”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representative of the several underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriters”), with Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company (“Liberty LLC”), and the selling shareholders named in Schedule II to the Underwriting Agreement , providing for the public offering (the “Public Offering”) by the Underwriters, of 8,700,000 shares (the “Shares”) of the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Class A Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to: (a) transactions relating to shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock being sold, cancelled or transferred pursuant to the transactions contemplated by the Underwriting Agreement, including the Redemption Transaction, (b) transactions relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; (c) the establishment of a trading plan pursuant to Rule

10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (i) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period; (d) transfers to the Company of shares of Class A Common Stock or any security convertible into or exercisable for Class A Common Stock in connection with agreements that provide the Company with a right of first refusal with respect to transfers of such shares or securities; and (e) any sales of the undersigned’s securities made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date hereof, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Restricted Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted; provided that, with respect to clauses (a)-(d), (i) the restrictions contained in this Lock-up Letter shall apply to the shares of Class A Common Stock issued upon such exercise, conversion or settlement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a Form 5 made when required or to the extent any such filing under Section 16(a) of the Exchange Act indicates that such transfer or distribution did not involve a disposition for value). In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Class A Common Stock except in compliance with the foregoing restrictions. Notwithstanding the foregoing, in no circumstance shall the undersigned distribute any shares of Class A Common Stock during the Restricted Period to its equity holders other than in complete liquidation.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Class A Common Stock or such other securities pursuant to which 100% ownership of the Company or Liberty LLC is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Class A Common Stock or other such securities in connection with such transaction, or vote any Class A Common Stock or other such securities in favor of any such transaction); provided, that if such tender offer merger, amalgamation, consolidation or other similar transaction is not completed, any Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock subject to this letter shall remain subject to the restrictions contained in this letter.

Notwithstanding the foregoing, in the event that a release or waiver is granted by the Representative on behalf of the Underwriters hereunder to any officer or director, relating to the lock-up restrictions set forth above for shares of the Company’s Class A Common Stock, then the same percentage of shares of the Company’s Class A Common Stock held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of any primary or secondary public offering or sale that is underwritten (the “Underwritten Sale”) of the Company’s Class A Common Stock during the restricted period set forth above, provided, however, that the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other equity holders in such Underwritten Sale. In the event that any percentage of such Class A Common Stock released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this agreement, the same restrictions shall be applicable to the release of the same percentage of the Company’s Common Stock held by the undersigned. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned understands that, if the Underwriting Agreement is executed but terminates (other than the provisions thereof which survive termination) prior to payment for and delivery of the Class A Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this letter.

Very truly yours,

(Name)

(Address)

EXHIBIT C

FORM OF CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

February [•], 2021

The undersigned, in his capacity as Chief Financial Officer and Treasurer of Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), does hereby deliver this certificate pursuant to the Underwriting Agreement, dated as of February 8, 2021 (the “Underwriting Agreement”), among the Company, Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company, the selling shareholders named in Schedule II thereto and the several underwriters named in Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate shall have the meanings assigned to them in the Underwriting Agreement.

I hereby certify that:

1.

As the Chief Financial Officer of the Company, I am: (a) responsible for the financial and accounting matters of the Company and its subsidiaries, including oversight of the financial and accounting functions and staff; and (b) knowledgeable about the internal accounting records and accounting practices, systems, policies and procedures of the Company and its subsidiaries.

2.

I, or a member of the Company’s accounting team for whom I am responsible, have reviewed the financial data presented in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Prospectus Supplement Summary—Recent Developments—Full Year 2020 Results” (the “2020 Financial Data”).

3.

Nothing has come to my attention that would lead me to believe that the 2020 Financial Data are not correct, complete and accurate in all material respects or are misleading in any material respect and nothing has come to my attention that would cause me to believe that any modifications need to be made to the 2020 Financial Data to make such financial information correct, complete and accurate in all material respects.

4.

Nothing has come to my attention that leads me to believe that the 2020 Financial Data (a) have not been prepared in conformity with U.S. generally accepted accounting principles; and (b) were not prepared in good faith based upon the assumptions that the Company’s management believes are reasonable and consistent with the Company’s internal books and records and information systems.

I acknowledge and agree that: (a) this certificate is being delivered pursuant to Section 6(m) of the Underwriting Agreement; (b) the Underwriters are entitled to rely on this certificate in conducting and documenting its due diligence investigation of the Company in connection with the offering described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (c) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are entitled to rely on this certificate in connection with the opinion letters such firms will deliver pursuant to the Underwriting Agreement.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature as of the date first written above.

Michael Stock
Chief Financial Officer and Treasurer

C-2